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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1995 (except with respect to the matters discussed in Note 16, as to which the date is February 10, 1995, and the matters discussed in paragraph 15 of Note 13, as to which the date is March 17,
1995), included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-56942 and Post-Effective Amendment No. 1-C to Registration Statement No. 33-33687 relating to the Automatic Dividend Reinvestment and Stock Purchase Plan of the Company, Post-Effective Amendment No. 2-B to Registration Statement No. 33-33687, relating to the Employee Common Stock Purchase Plan and Post-Effective Amendment No. One to Registration Statement No. 33-38557 relating to the Omnibus Long-Term Incentive Plan of the Company.


                              /s/ Arthur Andersen LLP
                              -----------------------
                              Arthur Andersen LLP

Louisville, Kentucky
March 28, 1995